UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2015

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On June 2, 2015 and July 2, 2015, Global Power Equipment Group Inc. (the “Company”) disclosed in current reports on Form 8-K that it entered into a Fifth Amendment and Limited Waiver (the “Fifth Amendment”) and a Sixth Limited Waiver and Sixth Amendment (the “Sixth Amendment” and, together with the Fifth Amendment, the “Prior Amendments”) to its Credit Agreement, dated February 21, 2012, with Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent, and the various lending institutions (the “Lenders”) party thereto (as amended or supplemented from time to time, the “Credit Agreement”). Under the Prior Amendments, the Lenders agreed to, among other things, waive the existing Events of Default and extend the time for delivery of the Company’s restated financial statements for the fiscal year ending December 31, 2014 and quarterly financial statements for the first and second quarters of 2015 from June 30, 2015 to August 31, 2015 (the “Prior Waiver Period”).

Effective as of August 31, 2015, the Company entered into a Limited Waiver and Seventh Amendment to the Credit Agreement and Amendment to Other Loan Documents (the “Seventh Amendment”), dated as of August 31, 2015.  Under the Seventh Amendment, the Lenders agreed to temporarily waive certain existing and anticipated events of default specified in the Seventh Amendment during the period of time commencing on August 31, 2015 and ending on the earlier to occur of a Waiver Termination Event (as defined in the Seventh Amendment) and January 29, 2016 (such period, the “Limited Waiver Period”).

During the Limited Waiver Period, the Company will not be permitted to borrow more than $70 million in the aggregate principal outstanding amount at any time for all Revolving Credit Loans or more than $15 million in letter of credit obligations outstanding at any time. The Seventh Amendment also amends the definition of “Applicable Margin”  under the Credit Agreement (which sets the margin over the London Interbank Offered Rate, or LIBOR). Loans will bear interest at a floating rate measured by reference to the London Inter-Bank Offered Rate plus a percentage ranging from 1.25% to 5.50%, or an alternate base rate plus 0.25% to 4.50%. The Applicable Margin will be based upon the Company’s Consolidated Total Leverage Ratio, and margins over LIBOR and the base rate will decline if and when the Company achieves reductions in its Consolidated Total Leverage Ratio.

The Company’s ability to incur additional indebtedness, make investments, dispose of assets and make restricted payments, including dividends, will be limited during the Limited Waiver Period. The Seventh Amendment eliminates the obligation for any Lender to make any Swingline Loan. It also requires the Company to achieve certain levels of minimum Consolidated Adjusted EBITDA at specified milestones in 2015 and to provide the Lenders with monthly financial statements, rolling 13-week cash flow forecasts, its 2016 business plan, and additional information about the Company’s business and financial condition.  In connection with the Seventh Amendment, certain of the Company’s subsidiaries are required to guarantee the obligations under the Credit Agreement and grant a security interest to the Administrative Agent in substantially all of their assets. In addition, the Company is required to provide the Lenders (i) its restated 2014 financial statements and its financial statements for the first and second quarters of 2015 by October 15, 2015; and (ii) its restated Form 10-K for its 2014 fiscal year, as well as its Form 10-Qs for the first, second, and third quarters of 2015 by November 10, 2015. The Administrative Agent has informed the Company that it intends to engage consultants to review the Company’s business and financial condition.

The foregoing description does not constitute a complete summary of the terms of the Seventh Amendment and is qualified in its entirety by reference to the full text of the Seventh Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein. All capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents, dated August 31, 2015, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various lending institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2015

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents, dated August 31, 2015, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various lending institutions party thereto.